Exhibit 99.1

CV SCIENCES, INC APPOINTS TERRI FUNK GRAHAM TO BOARD OF DIRECTORS

Graham Brings Extensive Fortune 1000 Experience Serving on Boards of Directors and in Senior Leadership Roles

SAN DIEGO, August 27, 2019 (GLOBE NEWSWIRE) -- CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced that Terri Funk Graham has been appointed to CV Sciences’ Board of Directors effective August 22, 2019.

“Terri brings extensive Fortune 1000 experience serving on Boards of Directors and in senior leadership roles - we are thrilled to welcome her to our Board of Directors,” said Joseph Dowling, Chief Executive Officer of CV Sciences. “Terri’s remarkable leadership has driven stellar results and she will be invaluable to CV Sciences as we continue to expand the business and execute on our global growth strategy.”

Ms. Graham joins the Board of Directors with vast experience serving on the Board of Fortune 1000 companies. She is currently an Independent Board Director for Sprouts Farmers Market Inc., a $5 billion specialty retailer of natural and organic food focusing on health and wellness, where she serves as the Chairperson of the Nominating & Corporate Governance Committee and serves on the Compensation Committee. Ms. Graham is also an Independent Board Director for Lumber Liquidators Inc., a $1 billion specialty retailer of hard-surface flooring, where she serves as the Chairperson of the Nominating & Corporate Governance Committee and a member of the Compensation Committee. She also served on the Hot Topic Inc. and 1-800 Contacts Inc. Boards before these companies were sold to private equity firms.

In addition to her extensive Board experience, Ms. Graham is a senior marketing executive change agent who directly influenced the success, image and growth of the $3 billion Jack in the Box brand for more than 20 years. As the SVP & Chief Marketing Officer for Jack in the Box for 10 years, she was a pioneer in innovative branding, product development, advertising and digital media. Acknowledged for her strategic thinking, financial acumen, courage and proven results, her strategic vision and business expertise enabled her to effectively reinvent the Jack brand multiple times with franchise partners and executive management. While at Jack in the Box, Ms. Graham delivered one of the most successful national advertising campaigns achieving 10 Effie Awards and several Belding’s and Clio Awards.

“I am honored to join CV Sciences’ Board of Directors and welcome the opportunity to play a role in taking this great company to the next level,” said Ms. Graham. “As a pioneer in the industry, CV Sciences is well-positioned in a high growth category with its superior PlusCBD™ Oil brand and a significant opportunity to expand their retail distribution and e-commerce presence. The Company has built a strong team and I look forward to being a part of CV Sciences’ future success.”

Ms. Graham received a B.S. in Business Marketing from San Diego State University and Master’s degree in Business Organization Management from the University of Phoenix.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling hemp-derived CBD products to a range of market sectors; and a drug development division focused on developing and commercializing novel therapeutics utilizing CBD. The Company’s PlusCBD™ Oil is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences’ state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s full spectrum hemp extracts are processed, produced, and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company quality standards. With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp-derived CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

FORWARD-LOOKING DISCLAIMER
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

CONTACT INFORMATION:
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com
Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com